EXHIBIT 99.1


                                                    CLIVE KABATZNIK
                                                    SILVERSTAR HOLDINGS
                                                    (561) 479-0040
                                                    CLIVE@SILVERSTARHOLDINGS.COM

        STRATEGY FIRST ENTERS AGREEMENT WITH POCKET PC STUDIOS TO CONVERT
                   EXISTING TITLES TO THE NINTENDO DS PLATFORM

DISCIPLES AND JAGGED ALLIANCE FRANCHISES TO EXPAND INTO HANDHELD CONSOLE MARKET

BOCA RATON, FL- JUNE 14, 2005 - Silverstar Holdings, Ltd.'s (Nasdaq:SSTR) wholly owned subsidiary Strategy First, Inc., is pleased to announce their agreement with Pocket PC Studios to partner in making Strategy First's PC titles available on Nintendo DS.

The agreement calls for Pocket PC to adapt Nintendo DS versions of Strategy's best-selling Disciples and Jagged Alliance franchises with the first DS games anticipated for release in early 2006.

"The agreement with Pocket PC Studios enables Strategy First to enter a new gaming market," said Pro Sotos, Manager of Business Development at Strategy First, Inc. "I'm thrilled to have the chance to make both the Jagged Alliance and Disciples franchises available on the Nintendo DS platform. The Disciples franchise has been extremely popular on the PC platform and I, along with its numerous fans, look forward to playing it on Nintendo's newest handheld system" continued Sotos.

"This is a fantastic opportunity for Pocket PC Studios and Strategy First to bring these phenomenal titles to the Nintendo DS platform" said G.R. Moore, President and CEO of Pocket PC Studios. "We will utilize our expertise of bringing high profile desktop games to mobile devices to expand the Disciples and Jagged Alliance franchises onto the new and most successful handheld console since the Nintendo Gameboy."

"Since our acquisition of Strategy First, six weeks ago, we have focused on upgrading the company's title portfolio, diversifying hardware platforms on which its products will be distributed, further developing the company's valuable intellectual property, particularly the Jagged Alliance and Disciples brands and expanding the company's in store and online distribution channels," said Clive Kabatznik, CEO of Silverstar Holdings.

"Our agreement with Pocket PC Studios provides positive proof of the excellent work being done to revitalize and expand Strategy First's business. The introduction of our most popular franchises onto the Nintendo DS platform is a major strategic move towards broader diversification onto new hardware platforms. "

"The enthusiastic retail response to the recent release of Supreme Ruler 2010 and the agreement to expand the Jagged Alliance and Disciples franchises to the Nintendo DS platform are the first public indications of the work that has been done by the Strategy management team over the past few weeks. We are confident that further significant progress will be made in the next few months," concluded Mr. Kabatznik.

Watch for more news surrounding the games releases on the Strategy First website www.strategyfirst.com .

ABOUT STRATEGY FIRST
Strategy First, Inc. is a leading developer and worldwide publisher of entertainment software for the PC. Founded in 1990, the company has grown rapidly, publishing major games in the industry and simultaneously developing its own in-house titles such as "O.R.B." and "Disciples II". After winning numerous awards for games such as '"Disciples: Sacred Lands", "Kohan: Immortal Sovereigns", "Steel Beasts", "Galactic Civilizations", and "Jagged Alliance", Strategy First continues to push the gaming envelope with its own groundbreaking titles, while maintaining its reputation as a unique alternative for independent developers seeking to market their games to a worldwide audience. www.strategyfirst.com .

ABOUT POCKET PC STUDIOS
Pocket PC Studios is a leading publisher and developer of interactive entertainment titles for the Windows Powered Pocket PC, Smartphone, Palm OS and Nintendo DS platforms. These titles include the highly regarded Warlords II -

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Pocket PC Edition, Warlords III Mobile and Europa Universalis II Mobile. Pocket
PC Studios offers consumer software for Windows Powered Pocket PC, Smartphone, and Palm OS devices through their website: WWW.PPCSTUDIOS.COM

ABOUT SILVERSTAR HOLDINGS

Silverstar Holdings Ltd. is a publicly traded company, focusing on acquiring controlling positions in high growth fee-based electronic game businesses that stand to benefit from the economies of scale generated by Internet and other technology related platforms. It currently owns Fantasy Sports, Inc., a dominant provider of fee based NASCAR related and other fantasy sports games, Strategy First Inc., a leading developer and worldwide publisher of entertainment software for the PC, as well as a stake in Magnolia Broadband, a fab-less semiconductor company and innovator of radio frequency (RF) solutions for the cellular industry. www.silverstarholdings.com


The statements which are not historical facts contained in this press release are forward looking statements that involve certain risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, regulatory approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the company's filings with the Securities and Exchange Commission.

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